SERVICES AGREEMENT

This Agreement is made on the 26th day of November, 2008, at Shijiazhuang, the People’s Republic of China (the “PRC”) by and among the following parties:

Hebei Chuang Lian Trade Co., Ltd. ( “Party A”)
Registered Address: 322 East Zhongshan Road ,Shijiazhuang
Legal representative: Zhang Zhongwen

Heibei Hua An Investment Co., Ltd. (“Party B”)
Registered Address: 322 East Zhongshan Road, Shijiazhuang
Legal representative: Guo Zhongqi

WHEREAS:

1.	Party A, a wholly foreign owned enterprise organized and existing under the laws of PRC. (For the purpose of this Agreement, excluded Hong Kong, Macau and Taiwan, hereinafter “PRC”)

2.
Party B, a limited liability company registered and existing under the laws of PRC, hold the ownership of 【22】Brand Automobile 4S stores( hereinafter 4S stores) 【within the jurisdiction of china】(the name of 4S stores above-mentioned set forth in schedule 1 hereto) .

3.	Party A agrees to provide the services in relation to management of the 4S Stores to Party B; Party B agrees to accept the services hereunder.

NOW THEREFORE, through mutual consultations, the Parties have reached the following agreement:

1.	MANAGEMENT SERVICES: MONOPOLIZED AND EXCLUSIVE RIGHTS AND BENEFITS

1.1	Party A agrees to under the conditions herein provide relevant management services to Party B during the term of this Agreement. (the content of the services set forth in schedule 2.)

1.2
Party B hereby agrees to accept the manage services provided by Party A, and further agrees, he will not accept the manage services aforesaid from any third party without the prior written consent of Party A during the term of this Agreement.

1.3
Party A shall be entitle to possess the monopolistic and exclusive rights and benefits of any rights, title, beneficial interests and intelligence property (including but not limited to copyright, patent right, know-how, commercial secret and any other similar right) in accordance with the performance of this Agreement regardless of the resource of the intelligence property.

1.4	Party B covenants to give Party A or its Affiliates the right of first refusal under the comparable circumstance provides he desire to cooperate with any other enterprise in any business.

2.	OBLIGATIONS

2.1	OBLIGATIONS OF PARTY A

Party A agrees to provide the management services to Party B pursuant to this Agreement timely during the term of this Agreement.

2.2	OBLIGATIONS OF PARTY B

2.2.1	Party B agrees to pay the management services charges (hereinafter “Services Charges”) timely by the way specified in schedule 3.

2.2.2	Party B shall accept and employ the management services provided by Party A in an appropriate and reasonable way.

2.2.3	Party B shall notify Party A in no delay provides the occurrence of events which will affect the ordinary operation of Party B.

2.2.4	Party B hereby authorizes Party A or any person designated by Party A the right to enter the offices or any other business premises of Party B in the reasonable time.

2.2.5	Party B shall not, and shall urge any third party not take actions that will affect adversely the know-how or intelligence property which is provided by Party A under this Agreement.

2.2.6	Party B shall be liable for the obtainment of all the relevant approvals and permissions acquired from the government (if need) in favor of the performance of Party A.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Party A hereby represents and warrants as follows:

3.1.1	Party A is a lawful company registered and existing under the laws of the PRC.

3.1.2	Party A has the authority to execute and perform this Agreement without further approval of any other person or governmental entity, no violation of any applicable laws or binding agreements.

3.1.3	In the event of execution this Agreement constitutes a lawful, valid, binding and enforceable obligation to Party A.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a lawful company registered and existing under the laws of the PRC

3.2.2	Party B has the authority to execute and perform this Agreement without further approval of any other person or governmental entity, no violation of any applicable laws or binding agreements.

3.2.3	In the event of execution this Agreement constitutes a lawful, valid, binding and enforceable obligation to Party B.

4.	CONFIDENTIALITY

4.1
Party B agrees that it will hold all of the confidential data and information (hereinafter “Confidential Information”) in strict confidence, Party B shall not, either during or after the term of this Agreement, disclose, sell or assign to any third party any information without the prior written consent of Party A. In the event of termination, Party B shall, on Party A’s request, return or delete any and all copies of files, data or software which be used as carrier of the confidential information. Disclosure of any Confidential Information by any staff member, agent or consulter hired by Party B shall constitute a disclosure and Party B shall be liable for a breach of this Agreement.

4.2	Said restrictions shall not apply to any Confidential Information which:

4.2.1	Is publicity known at the time of disclosure;

4.2.2	Becomes publicity known, after such disclosure, otherwise than through a breach of this undertaking by Party B;

4.2.3	Can be proved by Party B that it takes it in a proper way , and not take it from Party A , its affiliates or stockholders directly or indirectly;

4.2.4
Is required to be disclosed to government authorities or stock exchanges in accordance with applicable law, stock exchange regulations; or Party B may provide such information to its legal consultant or financial consultant, due to ordinary course of business. However, Party B has to ensure that such legal consultant or financial consultant will follow this Clause on the Confidential Information.

4.3	This term shall survive the termination of this Agreement.

5.	BREACH OF CONTRACT

5.1
The violation of any provisions of this Agreement, or fail to perform the obligations under this Agreement promptly by Party B shall be deemed as breach of contract. In that case Party A may notify Party B in writing, and require Party B to redeem its responsibilities, minimize the impact of the breach and be liable for any claims for damages pursuant to the applicable laws and specifications under this Agreement.

5.2
In the event of non-performance by Party B, subject to his reasonable and objective judgment, Party A shall notify Party B in writing to terminate its performance hereunder temporarily in consideration of impossible or unfair for its performance, until Party B cancel the non-performance, take necessary steps to cure the negative consequence and indemnified the damages according to applicable laws and specifications under this Agreement.

5.3
Party B shall protect, defend, indemnify and hold harmless Party A from and against any and all losses, damages, liabilities, fees and expenses arising from any and all litigation, claim or other request that incurs by reason of or in connection with the management services required by Party B.

5.4	Party B shall be liable for the direct loss, foreseeable indirect loss and the relevant fees, including without limitation attorneys’ fees, litigation fees and travel and lodging fees.

6.	EFFECTIVENESS AND TERM

6.1
This Agreement shall expire in 10 years following the date first above written unless terminated earlier in accordance with the provisions specified in this Agreement or any other relevant agreement signed by Parties.

6.2	The term of this Agreement may be extended for successive ten-year periods without prior written notice of the Party A at the expiration of the Agreement.

7.	TERMINATION

7.1	This Agreement will terminate at the expiration unless renewed pursuant to the relevant provision hereunder.

7.2
This Agreement shall not be terminated by Party B during the term, but Party A can terminate this Agreement at any time without cause, by giving 30 day’s prior written notice to Party B. In the event that this Agreement is early terminated by Party A as a result of Party B’s conduct or cause, the Party B shall indemnify any and all losses incurred by Party A and pay the charges in connected with the services rendered.

7.3	Notwithstanding termination, the rights and obligations under the Clause 4 and Clause 5 shall continue in force.

8.	SETTLEMENT OF DISPUTE

8.1
In the event of any dispute with respect to or in connection with the construction and performance of the provisions of this Agreement, the Parties shall first negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute, any Party may submit the relevant dispute to China International Economic and Trade Arbitration Commission in Shijiazhuang for binding arbitration. The languages used during arbitration shall be Chinese. The arbitration shall be final and binding on Parties.

8.2	The Parties shall in good faith in all other respects continue their implementation of this Agreement except issues in dispute by Parties.

9.        FORCE MAJEURE
9.1
The term “Force Majeure” means any event or circumstance which is beyond a Party’s reasonable control and such Party could not reasonably have avoid or overcome, including but not limitation, government, acts of God, fire, explosion, hurricane, flood, earthquake, tide, bolt or war. However, the inadequacy of capital, credit or finance shall not be deemed as the event or circumstance beyond reasonable control. Upon occurrence of any Force Majeure event, the Party affected shall promptly notify the other Parties and tell him the necessary steps of implement.

9.2
If any Party is prevented by said Force Majeure event from performing its obligations specified in this Agreement, he will exempt from responsibility for performance to the extent delay or prevention. The Party that encounters and event of Force Majeure must take appropriate actions to reduce to the minimum the influence of this event and use its best efforts to recover the performance.

10.	NOTICES

All notices and other communications given or made pursuant hereto shall be in writing in Chinese and deliverer to the address as specified below by personally delivery, registered mail pre-paid post, courier or facsimile transmission.

Party A: Hebei Chuang Lian Trade Co., Ltd.
Address: 322 East Zhongshan Road, Shijiazhuang
Facsimile: 0311-83819636
Telephone: 0311-83827688
Attention: Zhang Zhongwen

Party B: Heibei Hua An Investment Co., Ltd.
Address: 322 East Zhongshan Road, Shijiazhuang
Facsimile: 0311-85068891
Telephone: 0311-88068889
Attention: Guo Zhongqi

11.	ASSIGNMENT

The rights and obligations hereunder shall not be assigned by Party B to any other party without Party A’s written consent. Party A has the right to assign the rights and obligations hereunder to any third party subject to deliver a notice to Party B.

12.	SEVERABILITY

If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect.

13.	AMENDMENT AND SUPPLEMENTARY

No amendment, supplementary or modification of this Agreement shall occur except in writing. The amendment agreement and supplementary agreement that have been signed and sealed by the Parties shall be seemed as a integrate part of this Agreement and have the same validity as this Agreement.

14.	WAIVER

Subject to otherwise specified herein, no delay or omission by any Party in exercising the right, power or privilege hereunder shall be deemed as a waiver of such right, power or privilege. The single or partial exercise of any right, power or privilege shall not preclude any exercise of any other right, power or privilege.

15.   GOVERNING LAW

The application, including without limitation, execution, effectiveness, performance, construction of this Agreement shall be governed by the laws of the PRC.

16.	COUNTERPARTS

This Agreement signed in quadruplicate originals, with each of equally binding force.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[SIGNATURE PAGE]

Party A: Hebei Chuang Lian Trade Co., Ltd.（seal）

Authorized Representative（signature）:

Party B: Heibei Hua An Investment Co., Ltd.（seal）

Authorized Representative（signature）:

SCHEDULE

1.	NAME OF THE 4S STORES

2.	THE CONTENT OF SERVICE

3.	THE CALCULATION AND PAYMENT OF SERVICE FEES

Schedule 1

NAME OF THE 4S STORES

1. Hebei Liantuo Auto Trade Co., Ltd.
2. Hebei Yitong Auto Sales and Service Co., Ltd.
3. Hebei Shengda Auto Trade Co., Ltd.
4. Shijiazhuang Yuhua Toyota Auto Sales and Service Co., Ltd.
5. Hebei Shengwen Auto Trade Co., Ltd.
6. Hebei Shengkang Auto Trade Co., Ltd.
7. Cangzhou Yichang Auto Sales and Service Co., Ltd.
8. Zhangjiakou Meihua Auto Trade Co., Ltd.
9. Qinhuangdao Jianda Auto Sales and Service Co., Ltd.
10. Hengshui Dechang Auto Trade Co., Ltd.
11.Shijiazhuang Baohe Auto Sales and Service Co., Ltd.
12.Hebei Anchang Auto Sales and Service Co., Ltd.
13.Hebei Yuanxinghang Auto Sales and Service Co., Ltd.
14.Hebei Meifeng Auto Sales and Service Co., Ltd.
15.Cangzhou Deyuan Auto Trade Co., Ltd.
16.Baoding Tianhua Auto Trade Co., Ltd.
17.Cangzhou Hengyuan Auto Sales and Service Co., Ltd.
18.Tangshan Bo’an Auto Sales and Service Co., Ltd.
19.Handan Baohe Auto Sales and Service Co., Ltd.
20.Tangshan Yachang Auto Sales and Service Co., Ltd.
21.Handa Yacheng Auto Sales and Service Co., Ltd.
22.Hengshui Yuhua Toyota Auto Sales and Service Co., Ltd.

Schedule 2
THE CONTENT OF SERVICE

Service Species	Service Content

Marketing Innovation and Management Standardization
1. Establishment of 4S sale mode
2. Constitute sale price strategy
3. Market analysis
4. Demand analysis
5. Subdivision of sale market
6. Organize sale procedure
7. Constitute sale and marketing strategy
8. E-business and network marketing
9. Sales promotion and advertise
10. Sales force construction and management
11. Standardization of sale management
12. PDI standardization
13. Standardize credit service
14. Standardize car insurance service
15. Standardize car purchase procedure
16. Construct better sale service
17. Manage sale manager

Accessory Management
1. Standardize accessory management system
2. Standardize purchase management system
3. Standardize accessory transportation management
4. Standardize accessory supply management
5. Constitute accessory pricing strategy
6. Standardize warehouse management
7. Sale innovation
8. Guarantee compensation management

After-sale Service Innovation and Management
1. Customer relationship management
2. Service strategy of 4S store
3. Construct customer management system
4. Standardize after-sale service management system
5. Maintenance service management
6. Formulate maintenance price
7. Supervise and manage maintenance quality
8. Safety maintenance management system

9. Construct maintenance professional and integrity ethics
10. Contract management of after-sale service
11. Complaint handling
12. After-sale service for special costumer
13. Job responsibility of staff
14. Costumer reception skill
15. Image construction of maintenance station
16. Managerial art of costumer manager
17. Admin Office management

Information Feedback Innovation and Management
1. Quality information feedback
2. Demand information feedback
3. Competitive information feedback
4. Sale information feedback
5. Construct and perfect the feedback platform
6. Information feedback management
7. Promote car sale by information feedback

Used-Vehicle Transaction Innovation and Management	1. Innovation for used-car management 2. Used-car inspection management 3. Standardize used-car assessment management 4. Used-car transaction standardization

Human Resource management and salesman training
1. Job arrangement and analysis
2. Human Resource Planning
3. Staff performance management
4. Staff payment management
5. Sale skill training
6. Costumer car purchase analysis
7. Actual sale training for staff

Other Matters	1. Implement International Quality Certificate System 2. Standardize finance management system

Schedule 3

THE CALCULATION AND PAYMENT OF SERVICE FEES

In consideration of Party A’s performance, Party B shall pay Party A service fee that equal to % to  % of the Sales income on yearly basis. The specific ratio (the scope from  % to %) is based on the performance of Party A, and calculates in yearly. The fees in connection with other management and consultant service required by Party B, would be negotiated by both parties. In consideration of the future development of Party B, both parties agree that Party B shall retain the cash and cash equivalent equal no less than RMB,   (hereinafter “The Lowest Cashflow”). In each year, if Party B cannot satisfy The Lowest Cashflow after the payment of the services fee to Party A, Party B shall pay Party A the service fees up to The Lowest Cashflow, the payment of the remaining unpaid portion shall be deferred to the next year together with the service fee of the next year. In the event Party B still cannot satisfy the requirement, Party A is entitled to reduce the current year’s service fees to at least RMB         .